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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2002

NEW PLAN EXCEL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-12244 (Commission File Number)	33-0160389 (IRS Employer Identification Number)

1120 Avenue of the Americas, 12th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:
 (212) 869-3000

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On June 11, 2002, New Plan Excel Realty Trust, Inc. (the "Company") entered into an underwriting agreement with Salomon Smith Barney Inc., Bank of America Securities LLC, Bank One Capital Markets, Inc. and BNY Capital Markets, Inc. (collectively, the "Underwriters") in connection with a proposed public offering of $250,000,000 of its 5.875% Senior Notes due 2007. The notes mature on June 15, 2007, with interest payable semi-annually on December 15 and June 15 of each year outstanding, beginning December 15, 2002. The Company may redeem the notes at any time. The closing of the offering is expected to occur on June 18, 2002. A copy of the underwriting agreement is filed as an exhibit to this report.

Item 7. Exhibits

        The following exhibits are filed as part of this report, and are expressly incorporated herein by reference:

1.1	Underwriting Agreement, dated as of June 11, 2002, by and among the Company and the Underwriters (the "Underwriting Agreement")
4.1
Indenture, dated as of February 3, 1999, by and among the Company, New Plan Realty Trust and State Street Bank and Trust Company, as Trustee, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 3, 1999
4.2	Form of 5.875% Senior Note due 2007
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities related to the Underwriting Agreement
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 8.1)
25.1	Statement of Eligibility of the Trustee on Form T-1, filed as Exhibit 25.1 to the Company's Current Report on Form 8-K filed on February 3, 1999

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.
Date: June 14, 2002	By:	/s/ STEVEN F. SIEGEL Steven F. Siegel Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit	Document
1.1	Underwriting Agreement, dated as of June 11, 2002, by and among the Company and the Underwriters
4.1
Indenture, dated as of February 3, 1999, by and among the Company, New Plan Realty Trust and State Street Bank and Trust Company, as Trustee, filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on February 3, 1999
4.2	Form of 5.875% Senior Note due 2007
5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities related to the Underwriting Agreement
8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters
23.1	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Hogan & Hartson L.L.P. (included in its opinion filed as Exhibit 8.1)
25.1	Statement of Eligibility of the Trustee on Form T-1, filed as Exhibit 25.1 to the Company's Current Report on Form 8-K filed on February 3, 1999

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  Item 5. Other Events
  Item 7. Exhibits
SIGNATURE
EXHIBIT INDEX